UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
October 31, 2008 (October 27, 2008)
Commission File No. 000-22390

SHARPS COMPLIANCE CORP.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware (State Or Other Jurisdiction Of Incorporation Or Organization)	74-2657168 (IRS Employer Identification No.)

9220 Kirby Drive, Suite 500
Houston, Texas 77054
(Address Of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code)
713-432-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory arrangements of Certain Officers

Item 5.02(c). Appointment of Principal Officer.

On October 31, 2008, Sharps Compliance Corp. (the "Company" or “Sharps”) announced the appointment of John “Randy” Grow as the Company’s President and Chief Operating Officer. Mr. Grow has been a member of the Company’s Board of Directors since October of 2005 and will remain a member of the Board.

Mr. Grow was one of the founding members and President of Accredo Health, Inc., a specialty provider of biopharmaceuticals and services. Under his leadership, Accredo grew to a $1.5 billion company after its initial public offering in 1999 until it was acquired by Medco Health Solutions. Prior to his career with Accredo Health, Mr. Grow was a Vice President with Caremark  Homecare, a home infusion service provider and American Hospital Supply, a manufacturer & distributor of surgical supplies.

A copy of the press release issued by the Company is attached hereto as Exhibit 99.1.

Mr. Grow executed an employment agreement with the Company, pursuant to which he agreed to serve as the President and Chief Operating Officer of the Company. The term of the agreement is for two (2) years and may be extended for a one (1) year period should the Company and Mr. Grow mutually agree in writing.The employment agreement is effective as of October 27, 2008 and provides that Mr. Grow will receive an annual base salary of $260,000 (payable at the bi-weekly rate of $10,000). In accordance with the appointment, Mr. Grow received a grant of 300,000 restricted shares of the Company's common stock on October 27, 2008. The restricted shares are unregistered and were not issued under the Sharps Compliance 1993 Stock Plan.  The restricted share grant vests over a two (2) year period as follows: 50,000 of the shares shall vest on March 1, 2009 and 12,500 of the shares shall vest on the 1st day of each month for twenty (20) months beginning April 2009, if, and only if, Mr. Grow remains an employee of the Company from the date hereof until each respective vesting date. The employment agreement also provides for (i) severance of three (3) months (paid on a bi-weekly basis over the severance period) should Mr. Grow be terminated without cause. The employment also includes customary non-competition and confidentiality provisions. Mr. Grow is eligible for bonuses at the sole discretion of the Board of Directors of the Company.

Mr. Grow is no longer eligible to participate in the Non-Employee Board of Director Compensation Plan other than any restricted stock awards previously granted to Mr. Grow will continue to vest and not be subject to forfeiture.

The complete text of the employment and restricted stock award agreements are attached as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 5.02(e). Compensatory Arrangements of Certain Officers.

The information set forth in Item 5.02(c) above is hereby incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement between Sharps Compliance and John R. Grow
10.2	Restricted Stock Award Agreement between Sharps Compliance and John R. Grow

Exhibit No.	Description
99.1	Press Release announcing the appointment of John R. Grow as President and Chief Operating Officer

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SHARPS COMPLIANCE CORP.

By:	/s/ David P. Tusa
Executive Vice President , Chief Financial Officer and Business Development

Dated: October 31, 2008